UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                   FORM 8-K/A

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


          Date of report (Date of earliest event reported): May 2, 2005


                          LEUCADIA NATIONAL CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)

                                    NEW YORK
                 (State or Other Jurisdiction of Incorporation)

            1-5721                                    13-2615557
  (Commission File Number)                 (IRS Employer Identification No.)

  315 PARK AVENUE SOUTH, NEW YORK, NEW YORK              10010
   (Address of Principal Executive Offices)           (Zip Code)

                                  212-460-1900
              (Registrant's Telephone Number, Including Area Code)



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|  Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b))

|_|  Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.  Completion of Acquisition or Disposition of Assets.

     As more fully described in Leucadia National Corporation's (the "Company") Form 8-K dated May 2, 2005, on that date the Company acquired all of the issued and outstanding capital stock of Idaho Timber Corporation and certain affiliated companies (collectively, "ITC") for aggregate cash consideration of $138,900,000, including working capital adjustments and expenses of the acquisition. This Form 8-K/A amends the aforementioned Form 8-K by including the financial statements and exhibits set forth under Item 9.01.

Item 9.01. Financial Statements and Exhibits.

     (a)  Financial statements of business acquired:

          Audited combined financial statements of ITC for the fiscal year ended March 25, 2005 described below

          o    Report of Independent Auditors
          o    Combined Balance Sheet as of March 25, 2005
          o    Combined  Statement of Income for the year ended March 25,
               2005
          o Combined Statement of Stockholders' Equity for the year ended March 25, 2005
          o    Combined  Statement of Cash Flows for the year ended March
               25, 2005
          o    Notes to Combined Financial Statements

     (b)  Pro forma financial information:

     The accompanying unaudited pro forma consolidated balance sheet information as of March 31, 2005 assumes the acquisition of ITC (the "Acquisition") had occurred on March 31, 2005. The accompanying unaudited pro forma consolidated statements of operations for the year ended December 31, 2004 and the three months ended March 31, 2005 are presented to reflect the Acquisition as if it had occurred on January 1, 2004. ITC historically had either a 52 or 53 week fiscal year, ending on the last Friday in March. In order to prepare the 2004 pro forma consolidated financial statements, the Company used ITC's audited combined balance sheet and audited combined statement of income as of and for the fiscal year ended March 25, 2005. In order to prepare the unaudited pro forma consolidated statements of operations for the three months ended March 31, 2005, the Company used ITC's unaudited combined statement of income for the twelve week period ended March 25, 2005. As a result, ITC's operating results for the twelve week period ended March 25, 2005 is included in both pro forma consolidated statements of operations presented.

     Certain of the pro forma adjustments reflect a preliminary allocation of the purchase price and necessarily involve certain significant estimates. The Company has not finalized its allocation of the purchase price, and will not finalize its allocation until an independent third-party appraisal of the fair value of the assets acquired is completed. When finalized, any changes to the preliminary purchase price allocation could result in offsetting changes to property and equipment, identifiable intangible assets and/or goodwill. However, the Company does not expect that its final allocation of the purchase price will be materially different from the preliminary allocation presented herein.

     The accompanying unaudited pro forma consolidated financial statements should be read in conjunction with the Company's historical consolidated financial statements and notes thereto included in the Company's Annual Report on Form 10-K, as amended by Form 10-K/A, for the year ended December 31, 2004 and its Quarterly Report on Form 10-Q for the period ended March 31, 2005 and the historical combined financial statements and notes thereto of ITC, which are included in this Report under Item 9.01(a). The unaudited pro forma consolidated financial statements are presented for informational purposes only and are not necessarily indicative of actual results had the foregoing transactions occurred as described in the preceding paragraph, nor do they purport to represent results of future operations.

(c)      Exhibits:

     23.1 Consent of PricewaterhouseCoopers LLP with respect to the incorporation by reference of the combined financial statements of Idaho Timber Corporation and Related Companies into the Company's Registration Statements on Form S-8 (File No. 2-84303), Form S-8 and S-3 (File No. 33-6054), Form S-8 and S-3 (File No. 33-26434), Form S-8
          and S-3 (File No. 33-30277),  Form S-8 (File No.  33-61682),  Form S-8
          (File No. 33-61718), Form S-8 (File No. 333-51494), Form S-3 (File No.
          333-118102),  Form S-3  (File No.  333-122047)  and Form S-4 (File No.
          333-125806).

                         Report of Independent Auditors


To the Board of Directors
and Stockholders of Idaho Timber Corporation and Related Companies


In our opinion, the accompanying combined balance sheet and the related combined statements of income, of stockholders' equity and of cash flows present fairly, in all material respects, the financial position of Idaho Timber Corporation and Related Companies (the "Company") at March 25, 2005, and the results of their operations and their cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.





/s/ PricewaterhouseCoopers LLP



PricewaterhouseCoopers LLP
Salt Lake City, Utah



July 7, 2005

Idaho Timber Corporation
Combined Balance Sheet
--------------------------------------------------------------------------------


                                                                                              March 25,
                                                                                                 2005
                                                                                           -----------------

ASSETS
Current assets:
    Cash and cash equivalents                                                                   $ 1,048,001
    Certificate of deposit                                                                        1,250,000
    Accounts receivable, net                                                                     25,532,091
    Inventories                                                                                  26,849,591
    Timber and timberland                                                                        14,324,527
    Deferred income taxes                                                                           643,281
    Prepaid expenses and other current assets                                                     1,746,800
                                                                                           -----------------
        Total current assets                                                                     71,394,291

Deferred income taxes                                                                                34,467
Property and equipment, net                                                                       4,762,540
                                                                                           -----------------
        Total assets                                                                           $ 76,191,298
                                                                                           =================

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
    Accounts payable                                                                            $ 2,178,187
    Book overdraft                                                                                8,031,570
    Due to related parties                                                                        2,370,672
    Distributions payable to stockholders                                                         6,490,000
    Accrued expenses                                                                              9,543,643
                                                                                           -----------------
        Total current liabilities                                                                28,614,072

Deferred income taxes                                                                                14,797
Line of credit                                                                                   11,851,371
                                                                                           -----------------
        Total liabilities                                                                        40,480,240
                                                                                           -----------------

Commitments and contingencies (Note 9 and 12)

Stockholders' equity:
    Common stock, $1 par value, 3,000,000 shares authorized,
    1,224,945 shares issued and 1,040,607 shares outstanding                                      1,224,945
    Additional paid-in capital                                                                    7,539,153
    Retained earnings                                                                            32,854,597
    Treasury stock, at cost, 184,338 shares                                                      (5,907,637)
                                                                                           -----------------
        Total stockholders' equity                                                               35,711,058
                                                                                           -----------------
        Total liabilities and stockholders' equity                                             $ 76,191,298
                                                                                           =================




              The accompanying notes are an integral part of these
                         combined financial statements.

Idaho Timber Corporation
Combined Statement of Income
--------------------------------------------------------------------------------

                                                                                               Year Ended March 25,
                                                                                                       2005
                                                                                           ------------------------------

NET SALES                                                                                             $      401,957,950

COST OF GOODS SOLD                                                                                           341,067,075
                                                                                           -----------------------------
        Gross profit                                                                                          60,890,875
                                                                                           -----------------------------

OPERATING EXPENSES:
    Salaries, wages and benefits                                                                               6,844,663
    Management and employee bonuses                                                                            6,833,132
    Selling, general and administrative                                                                        2,408,869
    Depreciation                                                                                                 165,843
                                                                                           -----------------------------

        Total operating expenses                                                                              16,252,507
                                                                                           -----------------------------

        Operating income                                                                                      44,638,368
                                                                                           -----------------------------

OTHER INCOME (EXPENSE):
    Interest income                                                                                              185,187
    Interest expense                                                                                            (489,544)
                                                                                           -----------------------------

        Total other income (expense)                                                                            (304,357)
                                                                                           -----------------------------

        Income before income taxes                                                                            44,334,011

Provision for income taxes                                                                                       888,973
                                                                                           -----------------------------

        Net income                                                                                     $      43,445,038
                                                                                           =============================




              The accompanying notes are an integral part of these
                         combined financial statements.

Idaho Timber Corporation
Combined Statement of Stockholders' Equity
--------------------------------------------------------------------------------

                                                      Additional
                                         Common         Paid-in         Retained          Treasury
                                         Stock          Capital         Earnings           Stock             Total
                                     --------------- --------------  ----------------  ---------------  ----------------

Balance at March 26, 2004               $ 1,224,945     $7,539,153      $ 25,744,559      $(5,907,637)      $28,601,020

    Net income                                    -              -        43,445,038                -        43,445,038

    Distributions to stockholders                 -              -       (36,335,000)               -       (36,335,000)
                                     --------------- --------------  ----------------  ---------------  ----------------

Balance at March 25, 2005               $ 1,224,945     $7,539,153      $ 32,854,597      $(5,907,637)      $35,711,058
                                     ==============  ==============  ================  ===============  ================


              The accompanying notes are an integral part of these
                         combined financial statements.

Idaho Timber Corporation
Combined Statement of Cash Flows
--------------------------------------------------------------------------------

                                                                                           Year Ended March 25,
                                                                                                    2005
                                                                                       ------------------------------

Cash flows from operating activities:
    Net income                                                                                     $      43,445,038
    Adjustments to reconcile net income to net cash
      provided by operating activities:
        Depreciation                                                                                         807,553
        Gain on sale of property and equipment                                                               (88,588)
        Deferred income taxes                                                                               (122,372)
        Changes in operating assets and liabilities
           Accounts receivable, net                                                                       (1,591,147)
           Inventories                                                                                       175,189
           Timber and timberland                                                                          (3,984,338)
           Prepaid expenses and other current assets                                                         627,116
           Other assets                                                                                       66,346
           Accounts payable                                                                                  105,175
           Accrued expenses                                                                                2,559,261
                                                                                       ------------------------------
             Net cash provided by operating activities                                                    41,999,233
                                                                                       ------------------------------

Cash flows from investing activities:
    Certificate of deposit                                                                                (1,250,000)
    Purchase of property and equipment                                                                      (415,449)
    Proceeds from sale of equipment                                                                          106,918
                                                                                       ------------------------------
             Net cash used in investing activities                                                        (1,558,531)
                                                                                       ------------------------------

Cash flows from financing activities:
    Book overdraft                                                                                         1,819,654
    Payments on line of credit                                                                          (123,002,764)
    Advances on line of credit                                                                           110,093,475
    Decrease in amounts due to related parties                                                            (2,421,812)
    Distributions paid to stockholders                                                                   (29,845,000)
                                                                                       ------------------------------
             Net cash used in financing activities                                                       (43,356,447)
                                                                                       ------------------------------

Net decrease in cash                                                                                      (2,915,745)
Cash and cash equivalents at beginning of year                                                             3,963,746
                                                                                       ------------------------------
Cash and cash equivalents at end of year                                                           $       1,048,001
                                                                                       ==============================

Supplemental cash flow information:
    Interest paid                                                                                  $         505,219
    Income taxes paid                                                                              $       1,318,566
    Distributions payable to stockholders                                                          $       6,490,000


              The accompanying notes are an integral part of these
                         combined financial statements.

Idaho Timber Corporation
Notes to Combined Financial Statements
--------------------------------------------------------------------------------


1.    BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      Principles of Combination
      The combined financial statements include the accounts of Idaho Timber Corporation and the accounts of related companies engaged in the production, sale, manufacturing and distribution of lumber products which have common ownership and are under common control (collectively, the Company). The combined financial statements are not those of a separate legal entity. The related companies combined herein for the year ended March 25, 2005 include:

          Idaho Timber Corporation
          Idaho Timber Corporation of Boise, Inc.
          Idaho Timber Corporation of Texas, Inc.
          Idaho Timber Corporation of Idaho, Inc.
          Idaho Timber Corporation of Kansas, Inc.
          Idaho Timber Corporation of Carthage, Inc.
          Idaho Timber Corporation of Montana, Inc.
          Idaho Timber Corporation of Mountain Home, Inc.
          Idaho Timber Corporation of Albuquerque, Inc., dba Sagebrush Sales Idaho Timber Corporation of North Carolina, Inc.
          Alumni Forest Products, Inc., dba Idaho Timber of Florida
          Idaho Cedar Sales

      All significant intercompany balances and profits have been eliminated.

      Nature of Business
      The Company's primary operating activities include dimensional lumber remanufacturing and lumber milling.

      Fiscal Year End
      The Company's fiscal year comprises 52 or 53 weeks, ending on the last Friday of March.

      Use of Estimates
      The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

      Cash and Cash Equivalents
      Cash and cash equivalents include cash on hand, cash held in lockbox and local bank accounts, and short-term investments maturing 90-days or less at the time of acquisition. The book overdraft balance represents outstanding checks in the zero balance accounts.

      Accounts Receivable
      The Company extends non-interest bearing trade credit to its customers in the ordinary course of business. To minimize credit risk, ongoing credit evaluations of customers' financial condition are performed; however collateral is not required. The Company maintains an allowance for doubtful accounts which is based on its historical collections experience as well as its evaluation of current conditions and trends affecting its customers.

      Inventories
      Inventories include logs, lumber and building materials held for sale and lumber purchased for remanufacturing. Inventories are stated at the lower of cost, determined using the first-in, first-out method, or market.

      Timber and Timberland

      Timber and timberland are shown at cost, less the cost of timber harvested. The cost of timber harvested is determined on the basis of timber removals at rates based on the estimated volume of recoverable timber. All timber and timberland is classified as a current asset based on the term of the individual timber deeds.

      Property and Equipment

      Property and equipment are stated at cost and are depreciated using the straight-line and declining-balance methods based on the following estimated useful lives:

           Buildings and improvements              7 - 40 years
           Machinery and equipment                 3 - 10 years

      Expenditures for maintenance and repairs are charged to expense as incurred. When an asset is sold or otherwise disposed of, the cost and associated accumulated depreciation are removed from the accounts and the resulting gain or loss is recognized in the combined statement of income.

      Property and equipment are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable. If the expected undiscounted cash flows are less than the carrying amount of the asset, an impairment loss is recognized based on the excess of the carrying amount of the asset over the fair value.

      Revenue Recognition
      Revenues are recognized when the following revenue recognition criteria are met (1) persuasive evidence of an arrangement exists; (2) there is a fixed or determinable price; (3) delivery has occurred; and (4) collectibility is reasonably assured. These criteria are satisfied (and revenue is recognized) upon delivery of product to the customer, as shipping terms are FOB destination.

      Certain customers receive volume discounts between 2-3%, which are netted against sales and accounts receivable.

      Cost of Goods Sold
      Cost of goods sold includes product costs, warehousing costs, depreciation and inbound and outbound shipping and handling costs.

      Income Taxes
      All of the companies combined herein, except Idaho Timber Corporation and Idaho Timber Corporation of Mountain Home, Inc., have elected to be taxed under Subchapter S of the Internal Revenue Code. Any taxable income or loss from the Subchapter S companies is included in the tax returns of the stockholders. Accordingly no tax provision has been recorded for the Subchapter S companies in the accompanying combined financial statements.

      Idaho Timber Corporation (ITC) and Idaho Timber Corporation of Mountain Home, Inc. (Mountain Home) file separate federal and state tax returns. These companies use the liability method of accounting for income taxes. Under this method, deferred income tax assets and liabilities are determined based on differences between the financial reporting and tax bases of assets and liabilities measured using the enacted tax rates and laws that are expected to be in effect when the differences are expected to reverse.

      Recently Issued Accounting Standards
      In November 2004, the FASB issued SFAS No. 151, "Inventory Costs--an Amendment of ARB No. 43, Chapter 4". This standard provides clarification that abnormal amounts of idle facility expense, freight, handling costs and spoilage should be recognized as current period charges. Additionally, this standard requires that the allocation of fixed production overhead to the cost of production be based on the normal capacity of the production facilities. The provisions of this standard are effective for inventory costs incurred during fiscal years beginning after June 15, 2005. The adoption of this standard is not expected to have a significant effect on the Company's financial position, results of operations or cash flows.

      In December 2004, the FASB issued SFAS No. 153, "Exchanges of Non-monetary Assets". This statement amends Accounting Principles Board Opinion No. 29, "Accounting for Non-monetary Transactions" and requires companies to record non-monetary exchanges of assets (except exchanges of non-monetary assets that do not have commercial substance) at fair value. SFAS No. 153 is effective for non-monetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. The adoption of this standard is not expected to have a significant effect on the Company's financial position, results of operations or cash flows.

      In June 2005, the FASB issued SFAS No. 154, "Accounting Changes and Error Corrections - a replacement of APB No. 20 and FAS No. 3". This statement replaces Accounting Principles Board Opinion No. 20, "Accounting Changes" and SFAS No. 3, "Reporting Accounting Changes in Interim Financial Statements", and generally requires retrospective application to prior periods' financial statements of voluntary changes in accounting principle. SFAS No. 154 is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. The adoption of this standard is not expected to have a significant effect on the Company's financial position, results of operations or cash flows.


2.    ACCOUNTS RECEIVABLE

      Accounts receivable consist of the following:


                                                              March 25,
                                                               2005
                                                         ------------------

      Accounts receivable                                     $ 25,742,293
      Less allowance for doubtful accounts                        (210,202)
                                                         ------------------

                                                              $ 25,532,091
                                                         ==================

3.    INVENTORIES

      Inventories consist of the following:


                                                           March 25,
                                                             2005
                                                       ------------------

      Raw materials                                          $ 2,996,471
      Work in process                                            339,812
      Finished goods                                          23,513,308
                                                       ------------------

                                                            $ 26,849,591
                                                       ==================



4.    PROPERTY AND EQUIPMENT

      Property and equipment consist of the following:


                                                            March 25,
                                                             2005
                                                       ------------------


      Land                                                    $  895,558
      Buildings and improvements                               6,233,740
      Machinery and equipment                                 11,059,522
                                                       ------------------
                                                              18,188,820

      Less accumulated depreciation                          (13,426,280)
                                                       ------------------

                                                             $ 4,762,540
                                                       ==================

      Depreciation of property and equipment totaled $807,553 for the year ended March 25, 2005.


5.    DUE TO RELATED PARTIES

      Due to related parties represent amounts owed to non-combined affiliates. The amounts arise from the use of a shared cash concentration account by both the Company and the non-combined affiliates. Under this arrangement, the Company paid interest of $46,909 for the year ended March 25, 2005 to these non-combined affiliates at an effective interest rate of 1.85%.


6.    DISTRIBUTIONS

      During the year ended March 25, 2005, the Company paid distributions to stockholders of $29,845,000. In addition, prior to March 25, 2005, the Company approved additional distributions of $6,490,000. The distributions were paid subsequent to year-end.

7.    ACCRUED EXPENSES

      Accrued expenses consist of the following:


                                                                                                March 25,
                                                                                                  2005
                                                                                            ------------------


      Management and employee bonuses                                                             $ 7,075,132
      Accrued payroll and vacation                                                                  1,132,751
      Workers compensation insurance premiums and health claims payable                               821,593
      Income taxes payable                                                                            514,167
                                                                                            ------------------

                                                                                                  $ 9,543,643
                                                                                            ==================



8.    LINE OF CREDIT

      During the year ended March 25, 2005, the Company had an unsecured, revolving $55,000,000 line-of-credit agreement with Bank of America. During the commitment period, the line-of-credit is reduced annually by amounts ranging from $5,000,000 to $15,000,000. During the year ended March 25, 2005, the line of credit was reduced to $50,000,000. The line-of-credit bears interest at a rate equal to the LIBOR plus an applicable interest margin ranging from 1.25-2.50%, based on the Company's funded debt to EBITDA ratio which is evaluated and adjusted on a quarterly basis. The effective interest rate at March 25, 2005 was 4.04%. The line-of-credit agreement expires on October 1, 2008.

      The line-of-credit agreement contains financial covenants, the most restrictive of which requires the Company to maintain certain ratios including funded debt to EBITDA, debt service coverage and asset coverage. The covenants also limit capital expenditures and the payment of distributions. The Company was in compliance with the covenants as of March 25, 2005.


9.    LEASE OBLIGATIONS

      The Company leases certain land and buildings under non-cancelable operating leases with initial terms of 1 to 10 years. Future minimum lease payments are as follows:

        For the years ending

         March 31, 2006                        $ 175,608
         March 30, 2007                          147,939
         March 28, 2008                          112,158
                                         ---------------
                                               $ 435,705
                                         ===============


      Total rent expense under non-cancelable operating leases for the year ended March 25, 2005, was $196,210.

10.   INCOME TAXES

      The provision for income taxes consists of the following:


                                                                                             Year Ended
                                                                                           March 25, 2005
                                                                                      ----------------------

      Current:
      Federal                                                                                   $    783,451
      State                                                                                          227,894
      Deferred                                                                                      (122,372)
                                                                                      ----------------------
                                                                                                $    888,973
                                                                                      ======================

      A reconciliation of the Company's effective tax rate to the statutory U.S. Federal tax rate (35%) is as follows:



                                                                                             Year Ended
                                                                                           March 25, 2005
                                                                                        ----------------------

      Provision for income taxes at statutory rate                                             $  15,166,904
      Tax effect of Subchapter S company income not subject to income taxes                      (14,563,785)
      State income taxes (net of federal income tax benefit)                                         135,975
      Other permanent items                                                                          149,879
                                                                                        --------------------
                                                                                               $     888,973
                                                                                        ====================


     The principal components of the Company's deferred tax balances are as follows:


                                                                    March 25,
                                                                      2005
                                                            ---------------------

      Deferred tax assets:
          ITC
            Accrued expenses                                        $    369,875

          Mountain Home
            Inventories                                                  277,204
            Property and equipment                                        34,467
                                                             --------------------

              Total deferred tax assets                                  681,546
                                                            ---------------------

      Deferred tax liabilities:
          ITC
            Property and equipment                                       (14,797)

          Mountain Home
            Other taxes                                                   (3,798)
                                                            ---------------------

              Total deferred tax liabilities                             (18,595)
                                                            ---------------------

              Net deferred tax assets                               $    662,951
                                                            =====================

      The deferred tax assets and liabilities are classified as follows:



                                                                                             March 25,
                                                                                                2005
                                                                                        ---------------------

      Current deferred tax assets
          ITC                                                                                   $    369,875
          Mountain Home                                                                              273,406
                                                                                        ---------------------

             Total current deferred tax assets                                                  $    643,281
                                                                                        ---------------------

      Long-term deferred tax asset
          Mountain Home                                                                          $    34,467
                                                                                        ---------------------

      Long-term deferred tax liability
          ITC                                                                                   $    (14,797)
                                                                                        =====================



11.   PROFIT SHARING PLAN

      The Company has a profit sharing retirement plan (the "Plan") for full-time employees who have completed one year of service and have attained age 21. Contributions to the Plan are made at the discretion of the Company's Board of Directors. Contribution expense related to the Plan for fiscal year ended March 25, 2005 was $1,051,501.

      The Plan also includes a 401(k) option for elective contributions by all full-time active employees. The Company matches the first $500 of the employees' annual contributions to the Plan. Expense attributable to the employer match was $137,385 for the year ended March 25, 2005.


12.   COMMITMENTS AND CONTINGENCIES

      The Company is involved in various legal matters arising in the normal course of business. In the opinion of management, the Company's liability, if any, related to these matters is not expected to have a material adverse impact on the Company's financial position, results of operations or cash flows. The outcome of legal matters in which the Company is presently involved is not probable or reasonably estimable.


13.   RELATED PARTY TRANSACTIONS

      During the year ended March 25, 2005, a note due from related parties was paid in full. The Company received a total of $161,994 in interest payments on the note during the year, which had an interest rate of 8.30%.


14.   FAIR VALUE OF FINANCIAL INSTRUMENTS

      The carrying values of cash and cash equivalents, certificate of deposit, accounts receivable, accounts payable and the line of credit at March 25, 2005 approximate fair value.

15.   CONCENTRATIONS OF CREDIT RISK

      The Company's remanufacturing and milling operations are located throughout the United States.

      The Company sells primarily remanufactured dimensional lumber products to customers in the construction and wood product industries in the United States. At March 25, 2005, no single customer exceeded 10% of the Company accounts receivable balance.


16.   SUBSEQUENT EVENTS

      On May 2, 2005, the Company was acquired by Leucadia National Corporation. Subsequent to the acquisition, the line of credit was paid off.

 Leucadia National Corporation and Subsidiaries
 Unaudited Pro Forma Consolidated Balance Sheet
 (In thousands)



                                             Leucadia     ITC Prior to
                                            Historical    Acquisition      Pro Forma        Pro Forma As
                                          March 31, 2005 March 25, 2005    Adjustments        Adjusted
                                          -------------- -------------- -----------------  ---------------

 Assets
 Current assets:
   Cash and cash equivalents                  $ 693,603        $ 1,048      $ (139,966) (a)   $ 554,685
   Investments                                  953,475          1,250          (1,250) (a)     953,475
   Trade, notes and other receivables, net      346,090         25,532               -          371,622
   Prepaids and other current assets             53,777         43,564           1,000  (b)     100,098
                                                                                 2,400  (c)
                                                                                  (643) (d)
                                          -------------- -------------- ---------------   ---------------

     Total current assets                     2,046,945         71,394        (138,459)       1,979,880

 Non-current investments                        698,408              -               -          698,408
 Notes and other receivables, net                13,886              -               -           13,886
 Other assets                                   221,348             34          51,000  (e)     278,632
                                                                                 6,284  (f)
                                                                                   (34) (d)
 Property, equipment and
   leasehold improvements, net                1,321,645          4,763          25,600  (g)   1,352,008
 Investments in associated companies            455,029              -               -          455,029
                                          -------------- -------------- ---------------   --------------
   Total                                    $ 4,757,261       $ 76,191       $ (55,609)     $ 4,777,843
                                          ============== ============== ===============   ==============

 Liabilities
 Current liabilities:
   Trade payables and expense accruals        $ 402,289       $ 22,124        $ (8,032) (h)   $ 416,381
   Deferred revenue                              51,548              -               -           51,548
   Other current liabilities                     88,641          6,490               -           95,131
   Customer banking deposits due within
     one year                                    16,463              -               -           16,463
   Debt due within one year                      71,284              -               -           71,284
   Income taxes payable                          14,204              -               -           14,204
                                          -------------- -------------- ---------------   --------------

     Total current liabilities                  644,429         28,614          (8,032)         665,011

   Long-term deferred revenue                   162,633              -               -          162,633
   Other non-current liabilities                205,603             15             (15) (d)     205,603
   Non-current customer banking deposits          5,471              -               -            5,471
   Long-term debt                             1,480,509         11,851         (11,851) (h)   1,480,509
                                          -------------- -------------- ---------------   --------------
     Total liabilities                        2,498,645         40,480         (19,898)       2,519,227
                                          -------------- -------------- ---------------   --------------

 Commitments and contingencies

 Minority interest                               17,801              -               -           17,801
                                          -------------- -------------- ---------------   --------------


 Shareholders' Equity
 Common stock                                   107,614          1,041          (1,041) (i)     107,614

 Additional paid-in capital                     598,712          1,815          (1,815) (i)     598,712

 Accumulated other comprehensive income         115,465              -               -          115,465

 Retained earnings                            1,419,024         32,855         (32,855) (i)   1,419,024
                                          -------------- -------------- ---------------   --------------
   Total shareholders' equity                 2,240,815         35,711         (35,711)       2,240,815
                                          -------------- -------------- ---------------   --------------
   Total                                    $ 4,757,261       $ 76,191       $ (55,609)     $ 4,777,843
                                          ============== ============== ===============   ==============

Leucadia National Corporation and Subsidiaries
Unaudited Pro Forma Consolidated Statement of Operations
(In thousands, except per share amounts)


                                                                          ITC Prior to
                                                           Leucadia        Acquisition
                                                          Historical      Fiscal Year
                                                         Year Ended          Ended
                                                         December 31,       March 25,        Pro Forma          Pro Forma
                                                            2004              2005         Adjustments        As Adjusted
                                                       ----------------  ---------------  ---------------    ---------------

Revenues:
 Telecommunications                                        $ 1,582,948    $           -   $            -     $    1,582,948
 Healthcare                                                    257,262                -                -            257,262
 Manufacturing                                                  64,055          401,958                -            466,013
 Finance                                                        10,037                -                -             10,037
 Investment and other income                                   204,873              185                -            205,058
 Net securities gains                                          142,936                -                -            142,936
                                                       ----------------  ---------------  ---------------    ---------------
                                                             2,262,111          402,143                -          2,664,254
                                                       ----------------  ---------------  ---------------    ---------------

Expenses:
 Cost of sales:
   Telecommunications                                        1,129,248                -                -          1,129,248
   Healthcare                                                  216,333                -                -            216,333
   Manufacturing                                                45,055          341,067            2,379 (j)        391,901
                                                                                                   3,400 (k)
 Interest                                                       96,787              490                -             97,277
 Salaries                                                      187,880           13,677                -            201,557
 Depreciation and amortization                                 226,080              166              595 (l)        231,941
                                                                                                   5,100 (m)
 Selling, general and other expenses                           305,443            2,409                -            307,852
                                                       ----------------  ---------------  ---------------    ---------------
                                                             2,206,826          357,809           11,474          2,576,109
                                                       ----------------  ---------------  ---------------    ---------------


 Income from continuing operations before income taxes
   and equity in income of associated companies                 55,285           44,334          (11,474)            88,145
Income tax provision (benefit)                                 (20,192)             889             (689)(n)        (17,892)
                                                                                                   2,100 (o)
                                                       ----------------  ---------------  ---------------    ---------------
 Income from continuing operations before
  equity in income of associated companies                      75,477           43,445          (12,885)           106,037
Equity in income of associated companies, net of taxes          76,479                -                -             76,479
                                                       ----------------  ---------------  ---------------    ---------------
Income from continuing operations                          $   151,956    $      43,445   $      (12,885)    $      182,516
                                                       ================  ===============  ===============    ===============

Basic earnings per common share:
Income from continuing operations                                $1.42                                                $1.71
Number of shares used in calculation                           106,692                                              106,692


Diluted earnings per common share:
Income from continuing operations                                $1.40                                                $1.67
Number of shares used in calculation                           112,746                                              112,746


Leucadia National Corporation and Subsidiaries
Unaudited Pro Forma Consolidated Statement of Operations
(In thousands, except per share amounts)



                                                       Leucadia           ITC Prior to
                                                      Historical           Acquisition
                                                     Three Months          Twelve Weeks
                                                         Ended               Ended
                                                       March 31,            March 25,            Pro Forma              Pro Forma
                                                         2005                 2005             Adjustments            As Adjusted
                                                   -----------------    -----------------    -----------------     ----------------

Revenues:
 Telecommunications                                     $ 421,495              $     -             $      -              $ 421,495
 Healthcare                                                67,438                    -                    -                 67,438
 Manufacturing                                             20,874               87,164                    -                108,038
 Finance                                                      101                    -                    -                    101
 Investment and other income                               50,822                    -                    -                 50,822
 Net securities gains                                          55                    -                    -                     55
                                                 -----------------    -----------------    -----------------     ------------------
                                                          560,785               87,164                    -                647,949
                                                 -----------------    -----------------    -----------------     ------------------

Expenses:
 Cost of sales:
   Telecommunications                                     303,019                    -                    -                303,019
   Healthcare                                              56,464                    -                    -                 56,464
   Manufacturing                                           14,709               73,440                  594 (j)             89,343
                                                                                                        600 (k)
 Interest                                                  24,809                  103                    -                 24,912
 Salaries                                                  44,767                3,373                    -                 48,140
 Depreciation and amortization                             46,516                   41                  149 (l)             47,981
                                                                                                      1,275 (m)
 Selling, general and other expenses                       78,412                1,556                    -                 79,968
                                                 -----------------    -----------------    -----------------     ------------------
                                                          568,696               78,513                2,618                649,827
                                                 -----------------    -----------------    -----------------     ------------------


 Income (loss) from continuing operations before
   income taxes and equity in income of
   associated companies                                    (7,911)               8,651               (2,618)                (1,878)
Income tax provision                                          624                  126                  262 (n)              1,046
                                                                                                         34 (o)
                                                 -----------------    -----------------    -----------------     ------------------
 Income (loss) from continuing operations before
  equity in income of associated companies                 (8,535)               8,525               (2,914)                (2,924)
Equity in income of associated companies,
  net of taxes                                             11,148                    -                    -                 11,148
                                                 -----------------    -----------------    -----------------     ------------------
Income from continuing operations                         $ 2,613              $ 8,525             $ (2,914)               $ 8,224
                                                 =================    =================    =================     ==================

Basic earnings per common share:
Income from continuing operations                           $0.02                                                            $0.08
Number of shares used in calculation                      107,609                                                          107,609


Diluted earnings per common share:
Income from continuing operations                           $0.02                                                            $0.08
Number of shares used in calculation                      107,880                                                          107,880



         Notes to Unaudited Pro Forma Consolidated Financial Statements

     The unaudited pro forma consolidated balance sheet as of March 31, 2005 reflects the adjustments necessary to record the acquisition by the Company of Idaho Timber Corporation and certain affiliated companies (collectively, "ITC") (the "Acquisition") as though it had occurred on March 31, 2005.

     The unaudited pro forma consolidated statement of operations for the year ended December 31, 2004 and the unaudited pro forma consolidated statement of operations for the three months ended March 31, 2005 have been prepared assuming the Acquisition had occurred on January 1, 2004 and reflect the effects of certain adjustments to the historical financial statements that result from the Acquisition. The Acquisition was funded from available cash resources.

     ITC historically had either a 52 or 53 week fiscal year, ending on the last Friday in March. In order to prepare the pro forma consolidated financial statements, the Company used ITC's audited combined balance sheet and audited combined statement of income as of and for the year ended March 25, 2005. In order to prepare the unaudited pro forma consolidated statements of operations for the three months ended March 31, 2005, the Company used ITC's unaudited combined statement of income for the twelve week period ended March 25, 2005. As a result, ITC's operating results for the twelve week period ended March 25, 2005 is included in both pro forma consolidated statements of operations presented.

     The following notes pertain to the unaudited pro forma consolidated financial statements:

     (a) Represents the purchase price of $138,900,000 (including expenses of $2,400,000 and working capital adjustments of $4,500,000), and reflects that the cash, cash equivalents and investments of ITC (an aggregate of $2,298,000) were not purchased by the Company.
     (b) Represents adjustments to reflect finished goods and work in process inventory at estimated selling prices, less the sum of costs of disposal and a reasonable profit allowance, and costs to complete for work in process inventory.
     (c) Represents an increase to adjust timber and timberland to estimated fair value.
     (d) Represents the adjustment necessary to eliminate the historical deferred income taxes of ITC. See also note (n) below.
     (e) Represents the preliminary estimate of the fair value of identifiable intangible assets which will be recognized apart from goodwill, substantially all of which are customer-related intangible assets. The fair value is primarily based upon Company's estimates of future results of operations and cash flows, and a preliminary independent third-party appraisal. The intangible assets are expected to be amortized over a ten year period.
     (f) Represents the preliminary amount allocated to goodwill, including amounts for the assembled workforce.
     (g) Represents the preliminary adjustment to recognize property and equipment at fair value. The estimated useful life is fifteen years for amounts allocated to buildings and improvements, and three to five years for equipment.
     (h) Represents the retirement of ITC's line of credit which was funded with a portion of the purchase price. Outstanding checks totaling $8,032,000 (reflected as trade payables and expense accruals) are funded by the line of credit when presented for payment; as a result, a pro forma adjustment is applied to allocate a portion of the purchase price to the satisfaction of these obligations.
     (i) Represents the adjustment necessary to eliminate the historical stockholders' equity accounts of ITC.

     (j) For both periods, represents an increase to depreciation expense that is classified as cost of sales related to the preliminary adjustment to fair value of property and equipment (see note (g) above).
     (k) For the three months ended March 31, 2005, represents the estimated portion of the fair value adjustment to timber and timberland (referred to in note (c) above) which would have been amortized during the period. For the year ended December 31, 2004, includes the amortization of the full amount of the timber and timberland adjustment, and the adjustment to inventory referred to in note (b) above.
     (l) For both periods, represents an increase to depreciation expense that is classified as depreciation and amortization related to the preliminary adjustment to fair value of property and equipment (see note (g) above).
     (m) For both periods, represents an increase to amortization expense related to the preliminary adjustment to fair value of identifiable intangible assets referred to in note (e) above.
     (n) All but two of the ITC entities purchased by the Company had previously elected to be taxed under Subchapter S of the Internal Revenue Code; accordingly, any taxable income or loss from the Subchapter S entities were reported by the shareholders of those corporations and no tax expense was reflected in those ITC entities' historical financial statements. The adjustment represents the elimination of the historical federal income tax provision or benefit of ITC entities that were not taxed under Subchapter S. The Company has not reflected an adjustment for any federal income tax expense or benefit for ITC's historical results or for pre-tax pro forma adjustments because of the Company's consolidated federal income benefits that would have offset any federal income tax. Such federal income tax benefits have previously been fully reserved for in the Company's valuation allowance.

          The Company has not yet determined whether it will elect to treat the Acquisition as an acquisition of assets for income tax purposes, and has assumed for the pro forma consolidated financial statements that the accounting and tax basis of ITC's assets and liabilities are the same. However, should the Company ultimately decide to retain the pre-acquisition tax basis of ITC's assets, it would not recognize a net deferred tax liability for the excess of the purchase accounting book values over the historical tax basis due to the existing full valuation allowance for the Company's deferred tax assets.
     (o) For both periods, represents the incremental state income tax provision that would have been recorded for the ITC pro forma adjusted pre-tax income which was generated by entities that historically elected to be taxed under Subchapter S.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  July 14, 2005

                                         LEUCADIA NATIONAL CORPORATION


                                         /s/ Joseph A. Orlando
                                             ------------------------------
                                             Name:    Joseph A. Orlando
                                             Title:   Vice President and Chief
                                                      Financial Officer